Exhibit 24

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, Edison International, a California corporation, and certain of its officers and/or directors, do each hereby constitute and appoint J. A. BOUKNIGHT, JR., MARY C. SIMPSON, PAIGE W. R. WHITE, TIMOTHY W. ROGERS, and BONITA J. SMITH, and or any one of them, to act severally as attorney-in-fact, for the purpose of executing and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or registration statements and all amendments and/or supplements thereto for the purposes of registering and/or continuing the registration of up to 15,000,000 shares of Common Stock of Edison International to be offered and sold through the Edison International Equity Compensation Plan, granting unto said attorneys-in-fact, and each of them, full power and authority to do every act and thing whatsoever necessary for such purposes as fully as the undersigned or any of them could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 20th day of October, 2005.

EDISON INTERNATIONAL

By:	/s/ JOHN E. BRYSON

----------------------------------------------------------

JOHN E. BRYSON

Chairman of the Board, President and Chief Executive Officer

Attest:

/s/ BARBARA E. MATHEWS

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BARBARA E. MATHEWS

Vice President, Associate General Counsel,

Chief Governance Officer and Corporate Secretary

Principal Executive Officer and Director:

/s/ JOHN E. BRYSON --------------------------------------------- JOHN E. BRYSON	Chairman of the Board, President, Chief Executive Officer and Director
Principal Financial Officer: /s/ THOMAS R. MCDANIEL ---------------------------------------------- THOMAS R. MCDANIEL	Executive Vice President, Chief Financial Officer and Treasurer
Controller and Principal Accounting Officer: /s/ LINDA G. SULLIVAN ----------------------------------------------- LINDA G. SULLIVAN	Vice President and Controller

Edison International

Power Of Attorney

Authorization of Additional Plan Shares

October 20, 2005

Additional Directors:

/S/ FRANCE A. CÓRDOVA ---------------------------------------------- FRANCE A. CÓRDOVA	Director	/S/ JAMES M. ROSSER ----------------------------------------------- JAMES M. ROSSER	Director
/S/ BRADFORD M. FREEMAN ---------------------------------------------- BRADFORD M. FREEMAN	Director	/S/RICHARD T. SCHLOSBERG, III ------------------------------------------------ RICHARD T. SCHLOSBERG, III	Director
/S/ BRUCE KARATZ ---------------------------------------------- BRUCE KARATZ	Director	/S/ ROBERT H. SMITH ------------------------------------------------ ROBERT H. SMITH	Director
/S/ LUIS G. NOGALES --------------------------------------------- LUIS G. NOGALES	Director	/S/ THOMAS C. SUTTON ------------------------------------------------ THOMAS C. SUTTON	Director
/S/ RONALD L. OLSON --------------------------------------------- RONALD L. OLSON	Director